 Filed Pursuant to Rule 424(b)(7)
 Registration No. 333-277249
PROSPECTUS SUPPLEMENT
(To prospectus dated February 22, 2024)
OPENLANE, Inc.
8,000,000 Shares of Common Stock
The selling stockholder (as defined herein) is offering 8,000,000 shares of our common stock, par value $0.01 per share. We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder. We will bear all expenses of the offering of common stock, except that the selling stockholder will pay any applicable underwriting fees, discounts or commissions and certain transfer taxes.
Our common stock is listed on the New York Stock Exchange under the symbol “OPLN.” On August 11, 2026, the last reported sale price of our common stock on The New York Stock Exchange (the “NYSE”) was $36.50 per share.
Subject to the completion of this offering, we intend to concurrently purchase from the underwriter, out of the aggregate of 8,000,000 shares of our common stock that are the subject of this offering, 727,590 shares of common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the shares from the selling stockholder in this offering. We refer to this repurchase of shares by us as the “Repurchase.” The underwriter will not receive any compensation for the shares of common stock being repurchased by us. The offering is not conditioned upon the completion of the Repurchase. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of our common stock subject to the Repurchase. See “Recent Developments — Concurrent Stock Repurchase” and “The Repurchase.”
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors described in the documents that we file with the Securities and Exchange Commission that are incorporated herein by reference for a discussion of certain risks you should consider before deciding to invest in our common stock.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful and complete. Any representation to the contrary is a criminal offense.
The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price equal to $34.36 per share, which will result in approximately $274.9 million of proceeds to the selling stockholder, before expenses. The underwriter may offer our common stock purchased from the selling stockholder from time to time in one or more transactions on the NYSE, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. See “Underwriting” for a description of compensation payable to the underwriter.
The underwriter expects to deliver the shares against payment on or about August 13, 2026.

BofA Securities
The date of this prospectus supplement is August 11, 2026.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of common stock and certain other matters relating to us and our financial condition. The second part, the accompanying prospectus, dated February 22, 2024, including the documents incorporated by reference, provides more general information, some of which may not be applicable to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement and the accompanying prospectus are part of a Registration Statement on Form S-3 that we filed with the SEC, using the SEC’s shelf registration rules. You should read this prospectus supplement and the accompanying prospectus, together with additional information incorporated by reference herein and therein as described under the heading “Incorporation by Reference” in this prospectus supplement and the accompanying prospectus.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. If the information conflicts with any statement in a document that we have incorporated by reference, then you should consider only the statement in the more recent document. The information contained or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus is accurate only as of the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date.
We, the selling stockholder and the underwriter have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information others may give you. Neither we nor the underwriter are offering to sell our common stock in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus and the documents incorporated by reference herein and therein is accurate as of any date other than their respective dates or on other dates that are specified in those documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.
For investors outside the United States: neither we, the selling stockholder nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.
We urge you to read carefully this prospectus, the documents incorporated herein by reference (as supplemented and amended) and the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference” before deciding whether to purchase any of the shares of our common stock being offered hereunder.
As used in this prospectus supplement, unless otherwise indicated or the context otherwise requires, references in this prospectus supplement to:
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“OPENLANE,” “Company,” “we,” “our,” “ours” and “us” refer to OPENLANE, Inc. and its subsidiaries;

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the “selling stockholder” or “Ignition Acquisition Holdings LP” refers to Ignition Acquisition Holdings LP; and

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“you” refer to all prospective purchasers of the securities being offered by this prospectus supplement, whether they are or will be the holders or only indirect owners of those securities.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about OPENLANE, Inc. and this offering. In deciding whether to invest in our securities, we encourage you to read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we have authorized and the documents that we have filed with the SEC that are incorporated by reference herein or therein prior to deciding whether to invest in our securities.
Overview
We are a leading digital marketplace for wholesale used vehicles, connecting sellers and buyers across the United States, Canada and Europe to facilitate fast, easy and transparent transactions. Our portfolio of integrated technology, data analytics, financing, logistics and other remarketing solutions, combined with our vehicle logistics centers in Canada, help advance our purpose: to make wholesale easy so our customers can be more successful.
We provide sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. Our unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, we have employees across the United States, Canada, Europe, Uruguay and the Philippines.
On May 15, 2023, the name of the Company was changed from KAR Auction Services, Inc. to OPENLANE, Inc.
Corporate Information
The address of our principal executive office is 11299 N. Illinois Street, Suite 500, Carmel, Indiana 46032. Our phone number is (800) 923-3725. Our website address is corporate.openlane.com. We are not incorporating the contents of our website into this prospectus supplement.
Recent Developments
Concurrent Stock Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriter, out of the aggregate of 8,000,000 shares of our common stock that are the subject of this offering, 727,590 shares of common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the shares from the selling stockholder in this offering. We intend to fund the Repurchase with cash on hand under our existing $250.0 million share repurchase program. The Repurchase was reviewed and approved by the audit committee of our Board of Directors in August 2026. The underwriter will not receive any compensation for the shares of common stock being repurchased by us. See “Underwriting.”
The offering is not conditioned upon the completion of the Repurchase. However, the completion of the Repurchase is contingent on the closing of this offering, and therefore the Repurchase will not be consummated unless and until the closing of this offering occurs. This description and the other information in this prospectus supplement regarding the Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the common stock subject to the Repurchase. See “The Repurchase.”

THE OFFERING
Common stock offered by the selling stockholder in this offering, including pursuant to the Repurchase
8,000,000 shares.
Common stock outstanding immediately after this offering and the Repurchase
122,069,865 shares.
Common stock owned by Ignition Acquisition Holdings LP immediately after this offering and the Repurchase
Following the completion of the offering and the Repurchase, Ignition Acquisition Holdings LP will beneficially own approximately 6.9% of our outstanding common stock.
Repurchase
Subject to the completion of this offering, we intend to concurrently purchase from the underwriter, out of the aggregate of 8,000,000 shares of our common stock that are the subject of this offering, 727,590 shares of common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the shares from the selling stockholder in this offering. The terms of the Repurchase were reviewed and approved by the audit committee of our Board of Directors in August 2026. The offering is not conditioned upon the completion of the Repurchase. See “Recent Developments — Concurrent Stock Repurchase” and “The Repurchase.”
Use of proceeds
The selling stockholder will receive all of the net proceeds from the sale of the shares of common stock being sold in this offering. We will not receive any of the proceeds from the sale of the shares of common stock being sold in this offering. All of the shares in this offering are being sold by the selling stockholder. See “Use of Proceeds.”
Listing
Our common stock is listed on the NYSE.
Ticker symbol
“OPLN.”
Risk factors
Investing in our common stock involves significant risks. You should carefully consider all of the information contained, or incorporated by reference, in this prospectus supplement prior to investing in shares of our common stock. In particular, we urge you to carefully consider the information contained in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and in our reports filed with the SEC.
The number of shares of common stock that will be outstanding immediately after this offering and the Repurchase is based on 122,797,455 shares of our common stock outstanding as of July 31, 2026, reflects the repurchase of 727,590 shares of our common stock in the Repurchase, and excludes 6,708,519 shares of common stock reserved for future issuance under the OPENLANE, Inc. Second Amended and Restated 2009 Omnibus Stock and Incentive Plan.

RISK FACTORS
Investing in the securities offered pursuant to this prospectus supplement may involve a high degree of risk. You should carefully consider the risk factors described in this prospectus supplement and the accompanying prospectus, the risks and uncertainties described under the heading “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026 and in our other reports filed from time to time with the SEC, which are incorporated by reference into this prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934 (the “Exchange Act”). Before making any investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus supplement. For more information, see the sections entitled “Where You Can Find More Information” and “Incorporation by Reference.” These risks could materially adversely affect our business, results of operations or financial condition and the value of our securities. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this prospectus supplement that are not historical facts (including, but not limited to, expectations, estimates, assumptions and projections regarding the industry, business, future operating results, anticipated cash requirements and macroeconomic conditions) may be forward-looking statements. Words such as “should,” “may,” “will,” “can,” “of the opinion,” “confident,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “estimates,” “continues,” “contemplates,” “outlook,” “position,” “initiatives,” “goals,” “targets,” “opportunities,” and similar expressions identify forward-looking statements. Such statements, including statements regarding market conditions; our future growth and profitability; anticipated cost savings, revenue increases, credit losses and capital expenditures; contractual obligations; common stock repurchases; changes in the value of foreign currencies relative to the U.S. dollar; tax rates and assumptions; the effects of macroeconomic conditions and geopolitical events (including but not limited to tariffs and trade policies) on our business and industry; business strategies; strategic initiatives, acquisitions and dispositions; business and industry trends and challenges; our competitive position and retention of customers; our use of artificial intelligence technologies; and our continued investment in information technology, among others, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2025, and those described from time to time in our future reports filed with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. Moreover, we operate in a competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus supplement. In light of these risks, uncertainties, and assumptions, the future events and trends discussed in this prospectus supplement and the documents incorporated by reference herein may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. In addition, the global economic climate and general market, political, economic, and business conditions may amplify many of these risks. The forward-looking statements in this prospectus supplement are made as of the date on which they are made, and we do not undertake to update our forward-looking statements.

THE REPURCHASE
Subject to the completion of this offering, we intend to concurrently purchase from the underwriter, out of the aggregate of 8,000,000 shares of our common stock that are the subject of this offering, 727,590 shares of common stock. The price per share to be paid by us will equal the price at which the underwriter will purchase the shares from the selling stockholder in this offering. We intend to fund the Repurchase with cash on hand under our existing $250.0 million share repurchase program. The Repurchase was reviewed and approved by the audit committee of our Board of Directors in August 2026.
The underwriter will not receive any compensation for the shares being repurchased by us pursuant to the Repurchase. See “Underwriting.”
The offering is not conditioned upon the completion of the Repurchase. However, the completion of the Repurchase is contingent on the closing of this offering, and therefore the Repurchase will not be consummated unless and until the closing of this offering occurs.
This description and the other information in this prospectus supplement regarding the Repurchase are included in this prospectus supplement solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any shares of the common stock subject to the Repurchase.

USE OF PROCEEDS
We will not receive any proceeds from the sale of any shares of our common stock by the selling stockholder, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with this offering.

SELLING STOCKHOLDER
The following table sets forth information with respect to (i) the beneficial ownership of the selling stockholder prior to this offering, (ii) the number of shares of common stock being offered by the selling stockholder hereby and (iii) information with respect to shares of common stock to be beneficially owned by the selling stockholder after completion of this offering and the Repurchase. The percentage of beneficial ownership of our common stock prior to this offering is based on 122,797,455 shares of common stock outstanding as of July 31, 2026. The percentage ownership information shown in this table after this offering and the Repurchase assumes the repurchase of 727,590 shares of our common stock in the Repurchase. In accordance with the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of July 31, 2026, or issuable pursuant to RSUs that are subject to vest within 60 days of July 31, 2026. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.
	Shares of Common Stock Beneficially Owned Before the Completion of this Offering		Shares Being Sold by the Selling Stockholder in this Offering	Shares of Common Stock Beneficially Owned After Completion of this Offering and the Repurchase
Name of Selling Stockholder	Number	%		Number	%
Ignition Acquisition Holdings LP(1)	16,424,728	13.4%	8,000,000	8,424,728	6.9%

(1)
Reflects securities held by Ignition Acquisition Holdings LP, a fund advised by Apax Partners, L.P. Ignition Acquisition Holdings GP, LLC, as the general partner of Ignition Acquisition Holdings LP, Ignition Parent LP, as the sole member of Ignition Acquisition Holdings GP, LLC, Ignition GP LLC, as the general partner of Ignition Parent LP, Ignition Topco Ltd, as the sole member of Ignition GP LLC, Apax X GP Co. Limited, as investment manager of the Apax funds which controls 100% of the shares of Ignition Topco Ltd, and Apax Guernsey (Holdco) PCC Limited Apax X Cell, as the sole parent of Apax X GP Co. Limited, may be deemed to be the beneficial owners having shared voting and investment power with respect to the securities described in this footnote. Apax X GP Co. Limited is controlled by its board of directors that comprises the following persons: Elizabeth Burne, Simon Cresswell, Andrew Guille, Paul Meader and Jeremy Latham. The principal business address of Ignition Acquisition Holdings LP, Ignition Acquisition Holdings GP, LLC, Ignition Parent LP and Ignition GP LLC is c/o Apax Partners US, LLC, 601 Lexington Avenue, New York, NY 10022. The principal business address of Ignition Topco Ltd is P.O. Box 656, East Wing, Trafalgar Court Les Banques, St. Peter Port, Guernsey GY1 3PP. The principal business address of Apax X GP Co. Limited and Apax Guernsey (Holdco) PCC Limited Apax X Cell is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St. Peter Port, Guernsey, GY1 2HJ.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF OUR COMMON STOCK
The following is a summary of U.S. federal income tax considerations generally applicable to Non-U.S. Holders (as defined below) with respect to the ownership and disposition of shares of our common stock sold pursuant to this offering and who hold such shares as a capital asset (generally, property held for investment) within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on the Code, Treasury Department regulations promulgated thereunder, (the “Regulations”), administrative interpretations and court decisions, each as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. This summary is not a complete description of all of the U.S. federal income tax considerations that may be relevant to a particular Non-U.S. Holder. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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banks, insurance companies and other financial institutions;

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brokers, dealers or traders in securities;

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certain former citizens or residents of the United States;

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persons that elect to mark their securities to market;

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persons holding our common stock as part of a straddle, hedge, conversion or other integrated transaction;

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persons whose functional currency is not the U.S. dollar;

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persons deemed to sell our common stock under the constructive sale provisions of the Code;

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persons who acquired shares of our common stock as compensation or otherwise in connection with the performance of services;

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controlled foreign corporations;

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foreign controlled foreign corporations;

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passive foreign investment companies;

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entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt organizations; and

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persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

In addition, this discussion does not address any U.S. state or local or non-U.S. tax considerations or any U.S. federal estate, gift, alternative minimum tax or Medicare contribution tax considerations. Non-U.S. Holders should consult their tax advisors regarding the particular tax considerations to them of owning and disposing of our common stock.
For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner of our common stock, other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes, that is not for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust (i) the administration of which is subject to the primary supervision of a court within the United States and for which one or more “United States persons” (as defined in Section 7701(a)(30)

of the Code) have the authority to control all substantial decisions, or (ii) that has otherwise validly elected to be treated as a United States person under the applicable Regulations.
If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner or beneficial owner of the entity or arrangement will generally depend on the status of the partner or beneficial owner and the activities of the entity or arrangement. Partners in a partnership (or beneficial owners of another entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) should consult their tax advisors regarding the tax considerations of an investment in our common stock.
Distributions
If we make distributions of cash or property (other than certain stock distributions) with respect to our common stock (or if we engage in certain redemptions that are treated as distributions with respect to our common stock), any such distributions generally will be treated as dividends to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If a distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), the excess will be treated first as a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in our common stock and thereafter as capital gain from the sale, exchange or other taxable disposition of our common stock, with the tax treatment described below in “ — Sale or Other Disposition of Shares of Our Common Stock.”
Subject to the discussion below on effectively connected income, distributions treated as dividends paid on our common stock to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a 30% rate, or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding under an applicable income tax treaty, a Non-U.S. Holder will generally be required to (i) provide a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E (or any appropriate successor or replacement forms), as applicable, certifying that it is not a U.S. person as defined under the Code and that it is entitled to benefits under the treaty or (ii) if such Non-U.S. Holder’s common stock is held through certain foreign intermediaries or foreign partnerships, satisfy the relevant certification requirements of applicable Regulations, including by having the Non-U.S. Holder provide appropriate documentation to the foreign intermediary or foreign partnership, who then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation but that is eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Subject to the discussion below under “ — Foreign Account Tax Compliance Act,” no amounts in respect of U.S. federal withholding tax will be withheld from dividends paid to a Non-U.S. Holder if the dividends are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by such Non-U.S. Holder in the United States) and the Non-U.S. Holder provides a properly executed IRS Form W-8ECI or other applicable or successor form. Instead, the effectively connected dividends will generally be subject to regular U.S. income tax on a net income basis as if the Non-U.S. Holder were a “United States person” as defined under the Code. A Non-U.S. Holder that is treated as a corporation for U.S. federal income tax purposes receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate) on its effectively connected earnings and profits (subject to certain adjustments).
Sale or Other Disposition of Shares of Our Common Stock
A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of our common stock unless:
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such gain is “effectively connected” with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to the Non-U.S. Holder’s permanent establishment or fixed base in the United States), in which case such gain will generally be subject to U.S. federal income tax in the same manner as effectively connected dividend income as described above;

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the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met, in which case such gain will generally be subject to U.S. federal income tax at a rate of 30% (or a lower treaty rate), which gain may be offset by certain U.S.-source capital losses even though the individual is not considered a resident of the United States, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

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we are or become a United States real property holding corporation (as defined in Section 897(c) of the Code, a “USRPHC”), at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, and either (i) our common stock is not regularly traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs, or (ii) the Non-U.S. Holder has owned or is deemed to have owned, at any time within the shorter of the five-year period preceding the disposition and the Non-U.S. Holder’s holding period, more than 5% of our common stock.

We believe that we are not a USRPHC, and we do not anticipate becoming a USRPHC for U.S. federal income tax purposes.
Foreign Account Tax Compliance Act
Certain rules may require withholding at a rate of 30% on dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the Treasury Department to report, on an annual basis, information with respect to interests in and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments or (ii) complies with an intergovernmental agreement between the United States and an applicable foreign country to report such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the Treasury Department. Non-U.S. Holders should consult their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

UNDERWRITING
The selling stockholder is offering the shares of common stock described in this prospectus supplement through BofA Securities, Inc., which is acting as the sole underwriter for this offering. We and the selling stockholder have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholder has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock listed next to its name in the following table:
Name	Number of Shares
BofA Securities, Inc.	8,000,000
Total	8,000,000
The underwriter is committed to purchase all the common shares offered by the selling stockholder if the underwriter purchases any shares. The underwriting agreement also provides that if the underwriter defaults, the offering may be terminated.
The underwriter proposes to offer the common shares from time to time for sale in one or more transactions on the NYSE, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the common shares, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling the common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of the common shares for whom they may act as an agent or to whom they may sell as principal. The difference between the price at which the underwriter purchases the common shares and the price at which the underwriter resells such shares may be deemed underwriting compensation. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The underwriter has agreed to purchase shares of our common stock from the selling stockholder at a price equal to $34.36 per share, resulting in proceeds, before expenses, to the selling stockholder of approximately $274.9 million, which includes 727,590 shares of common stock that we intend to concurrently purchase from the underwriter pursuant to the Repurchase. The underwriter will not receive any compensation for the shares being repurchased by us pursuant to the Repurchase. We estimate that the total expenses of this offering payable by us will be approximately $0.8 million. We have agreed to reimburse the underwriter for certain of its expenses in an amount up to $5,000.
A prospectus in electronic format may be made available on the web sites maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate a number of shares to selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members that may make Internet distributions on the same basis as other allocations.
For a period of 45 days after the date of this prospectus supplement (the “Restricted Period”), we have agreed that we will not, and will not publicly disclose the intention to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by delivery of common stock or such other securities, in cash or otherwise, in each case without the prior written consent of the underwriter.
Notwithstanding the foregoing, the restrictions on our actions do not apply to (i) the sale of shares of our common stock to the underwriter pursuant to the underwriting agreement; (ii) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options

(including net exercise) or the settlement of restricted stock units (“RSUs”) (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus supplement; (iii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus supplement; or (iv) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus supplement or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.
The selling stockholder (such person, the “lock-up party”) has entered into a lock-up agreement with the underwriter prior to the commencement of this offering pursuant to which the lock-up party will not, without the prior written consent of the underwriter, offer, sell, contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition by the lock-up party or any controlled affiliate of the lock-up party or any person in privity with the lock-up party or any controlled affiliate of the lock-up party), directly or indirectly, including the public filing (or participation in the public filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any shares of our capital stock or any securities convertible into, or exercisable or exchangeable for such capital stock (“related securities”), or publicly announce an intention to effect any such transaction for a period of 45 days after the date of this prospectus supplement.
Notwithstanding the foregoing, the restrictions on the lock-up party shall not apply:
(i)   to the transfer of shares or related securities by gift, or by will or intestate succession to a family member or to a trust, partnership, limited liability company or other entity for the direct or indirect benefit of the lock-up party or a family member;
(ii)   if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, to (1) transfers of shares or related securities to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the lock-up party or (2) distributions of shares or related securities to limited partners, limited liability company members or stockholders of the lock-up party or holders of similar equity interests in the lock-up party;
(iii)   if the lock-up party is a trust, to transfers to the beneficiary of such trust;
(iv)   to transfers to any investment fund or other entity that controls or manages, or is controlled or managed by, or is under common control or management with, the lock-up party;
(v)   to transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under (i) through (iv) above;
(vi)   to transfers to us (1) pursuant to the exercise, in each case on a “cashless” or “net exercise” basis, of any option to purchase shares or the vesting of any restricted stock awards or the settlement of any restricted stock units granted by us pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement to which this offering relates, where any shares received by the lock-up party upon any such exercise, vesting or settlement will be subject to the terms of the lock-up agreement, or (2) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase shares or the vesting of any restricted stock awards or the settlement of any restricted stock units granted by us pursuant to any incentive plans or otherwise pursuant to equity compensation plans or arrangements described in or filed as an exhibit to the registration statement to which this offering relates, in each case on a “cashless” or “net exercise” basis, where any shares received by the lock-up party upon any such exercise, vesting or settlement will be subject to the terms of the lock-up agreement;
(vii)   to transfers pursuant to an order of a court or regulatory agency;

(viii)   to transfers of shares or related securities to us pursuant to the call or put provisions of existing employment agreements and equity grant documents;
(ix)   to transfers from an executive officer or his or her estate to us upon death, disability or termination of employment, in each case, of such executive officer;
(x)   to transfers of shares acquired in this offering or in open-market transactions after the completion of this offering;
(xi)   to transfers in response to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to or with all holders of shares or related securities involving a “change of control” of the Company occurring after the consummation of this offering that has been approved by our board of directors, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the lock-up party’s shares shall remain subject to the terms of the lock-up agreement;
(xii)   to transfers to permit lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) in connection with a loan (including any margin loan) or other financing transaction provided to the lock-up party or its affiliates to enforce their security interest by foreclosing, selling, transferring, appropriating or otherwise disposing of the shares or related securities;
(xiii)   to the entry into a written plan meeting the requirements of Rule 10b5-l under the Exchange Act for the transfer of shares or related securities that does not in any case provide for the transfer of shares or related securities during the lock-up period; and
(xiv)   to any sale of shares by the lock-up party in this offering pursuant to the underwriting agreement.
The underwriter may release the securities subject to the lock-up agreement with the underwriter described above, in whole or in part at any time.
Our common stock is listed on the NYSE under the symbol “OPLN.”
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Any short sales in connection with this offering would be “naked” short positions, which are short positions in excess of the amount of shares purchased from the selling stockholder. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a naked short position, it will purchase the shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, it may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriter purchases common stock in the open market in stabilizing transactions or to cover short sales, it may sell those shares as part of this offering to repay the underwriting discount received by it.
These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.
The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area (“EEA”)
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Member State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares of common stock may be offered to the public in that Relevant State at any time:
(a)
to any qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation, supplement a prospectus pursuant to Article 23 of the Prospectus Regulation or publish an Annex IX document pursuant to Article 1(4) of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
Notice to Prospective Investors in the United Kingdom
No shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom, except that the shares of common stock may be offered to the public in the United Kingdom at any time:
(a)
where the offer is conditional on the admission of the shares of common stock to trading on the

London Stock Exchange plc’s main market (in reliance on the exception in paragraph 6(a) of Schedule 1 of the POATR);
(b)
to any qualified investor as defined under paragraph 15 of Schedule 1 of the POATR;

(c)
to fewer than 150 persons (other than qualified investors as defined under paragraph 15 of Schedule 1 of the POATR), subject to obtaining the prior consent of the underwriter for any such offer; or

(d)
in any other circumstances falling within Part 1 of Schedule 1 of the POATR.

For the purposes of this provision, the expression “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication to any person which presents sufficient information on: (a) the shares of common stock to be offered; and (b) the terms on which they are to be offered, to enable an investor to decide to buy or subscribe for the shares of common stock, and the expression “POATR” means the Public Offers and Admissions to Trading Regulations 2024.
Each person in the United Kingdom who receives any communication in respect of, or who acquires any of our shares of common stock under, the offers to the public contemplated in this prospectus supplement, or to whom our shares of common stock are otherwise made available, will be deemed to have represented, warranted, acknowledged, and agreed to and with us, the underwriter, and their respective affiliates that it meets the criteria outlined in this section.
Notice to Prospective Investors in Canada
The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement, or other disclosure document under Chapter 6D.2 of the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise, or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives, and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in the United Arab Emirates
The shares of common stock have not been, and will not be, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, Financial Services Regulatory Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common stock has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the “FIEA”), and no shares of common stock will be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of common stock may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to

Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
•
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor,

•
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the shares under Section 275 of the SFA except:
•
to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•
where no consideration is or will be given for the transfer;

•
where the transfer is by operation of law; or

•
as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us, or the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of shares of common stock will not be supervised by, the Financial Market Supervisory Authority, and the offer of shares of common stock has not been and will not be authorized under the Collective Investment Schemes Act (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

EXPERTS
The consolidated financial statements of OPENLANE, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, Independent Registered Public Accounting Firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Certain legal matters in connection with this offering will be passed upon for the underwriter by Latham & Watkins LLP. Certain legal matters in connection with this offering will be passed upon for the selling stockholder by Simpson Thacher & Bartlett LLP.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at corporate.openlane.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus supplement.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.”
Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus supplement.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the following documents:
(a)
our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026 (the “Annual Report”);

(b)
portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;

(c)
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the SEC on May 5, 2026 and August 4, 2026, respectively;

(d)
our Current Reports on Form 8-K, filed with the SEC on January 30, 2026, May 29, 2026, June 8, 2026, and June 12, 2026;

(e)
the description of our securities incorporated by reference as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 18, 2026, including any amendment or report filed for the purpose of updating such description; and

(f)
all documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and before the termination or completion of this offering of our securities under this prospectus supplement.

We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Reports on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report.
Any statement made in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:
OPENLANE, Inc.
11299 N. Illinois Street, Suite 500
Carmel, Indiana 46032
(800) 923-3725
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at corporate.openlane.com. The information on our website is not part of this prospectus supplement.

Prospectus
OPENLANE, Inc.
Up to 634,305 Shares of Series A Convertible Preferred Stock
Up to 36,051,606 Shares of Common Stock

This prospectus relates to the resale from time to time of: (i) up to 634,305 shares of our Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) held by the selling stockholders as of February 15, 2024 and (ii) up to 36,051,606 shares of our common stock, par value $0.01 per share (the “common stock”), issuable upon conversion of 634,305 shares of Series A Preferred Stock held by the selling stockholders as of February 15, 2024.
The selling stockholders may offer and sell shares of our common stock and Series A Preferred Stock in amounts, at prices and on terms that will be determined at the time of the offering. We will not receive any proceeds from the sale of any shares of our common stock or Series A Preferred Stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by the selling stockholders.
We are registering the resale of shares of our common stock and Series A Preferred Stock in connection with the exercise by the selling stockholders of their registration rights pursuant to the Registration Rights Agreements described under “Description of Capital Stock,” but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the selling stockholders pursuant to this prospectus or at all.
This prospectus describes the general manner in which the shares of our common stock and Series A Preferred Stock may be offered and sold by the selling stockholders. Any prospectus supplement may add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you invest in our common stock or Series A Preferred Stock.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “KAR.” The Series A Preferred Stock is not listed on an exchange and we do not intend to list the Series A Preferred Stock on any exchange.

Investing in our common stock or Series A Preferred Stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, and in other documents that we subsequently file with the Securities and Exchange Commission (“SEC”) that are incorporated by reference into this prospectus to read about factors you should consider before investing in our common stock or Series A Preferred Stock.

Neither the SEC nor any state or other domestic or foreign securities commission or regulatory authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. By using a shelf registration statement, the selling stockholders may sell our common stock or Series A Preferred Stock from time to time and in one or more offerings.
This prospectus provides you with a general description of the common stock and Series A Preferred Stock that the selling stockholders may offer. Each time a selling stockholder sells shares of our common stock or Series A Preferred Stock using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement of which the prospectus forms a part. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus. You should carefully read the entirety of this prospectus, the related exhibits filed with the SEC and any prospectus supplement, together with the additional information described below under the headings “Incorporation by Reference” and “Where You Can Find Additional Information,” before making an investment decision.
In this prospectus, except as otherwise indicated or as the context suggests otherwise, references in this prospectus to the “Company,” “we,” “us” or “our” are to OPENLANE, Inc. and its subsidiaries. The term “selling stockholders” includes pledgees, donees, assignees, transferees or other successors-in-interest who may later hold the selling stockholders’ interests.
Neither we nor the selling stockholders have authorized anyone to give you any information or to make any representation other than those contained in this prospectus, in any applicable prospectus supplement, in any documents that are incorporated by reference herein or therein or in any other documents to which we refer you. If anyone provides you with different or inconsistent information, you should not rely on it. No selling stockholder is making an offer to sell or seeking an offer to buy shares of our common stock or Series A Preferred Stock in any jurisdiction where an offer or sale is not permitted.
You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

FORWARD-LOOKING STATEMENTS
This prospectus contains or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made in this prospectus that are not historical facts (including, but not limited to, expectations, estimates, assumptions and projections regarding the industry, business, future operating results, potential acquisitions and anticipated cash requirements) may be forward-looking statements. Words such as “should,” “may,” “will,” “can,” “of the opinion,” “confident,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “outlook,” “initiatives,” “goals,” “opportunities,” and similar expressions identify forward-looking statements. Such statements, including statements regarding adverse market conditions; our future growth; anticipated cost savings, revenue increases, credit losses and capital expenditures; contractual obligations; dividend declarations and payments; common stock repurchases; tax rates and assumptions; strategic initiatives, acquisitions and dispositions; our competitive position and retention of customers; and our continued investment in information technology, are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, and those described from time to time in our future reports filed with the Securities and Exchange Commission. Many of these risk factors are outside of our control, and as such, they involve risks which are not currently known that could cause actual results to differ materially from those discussed or implied herein. The forward-looking statements in this prospectus are made as of the date on which they are made and we do not undertake to update our forward-looking statements.

OUR COMPANY
We are a leading digital marketplace for used vehicles, connecting sellers and buyers across North America and Europe to facilitate fast, easy and transparent transactions. Our portfolio of integrated technology, data analytics, financing, logistics, reconditioning and other remarketing solutions, combined with our vehicle logistics centers in Canada, help advance our purpose: to make wholesale easy so our customers can be more successful.
We provide sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. Our unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, we have employees across the United States, Canada, Europe, Uruguay and the Philippines.
On May 15, 2023, the name of the Company was changed from KAR Auction Services, Inc. to OPENLANE, Inc. The address of our principal executive office is 11299 N. Illinois Street, Carmel, Indiana 46032. Our phone number is (800) 923-3725. Our website address is corporate.openlane.com. We are not incorporating the contents of our website into this prospectus.

RISK FACTORS
Investing in our common stock or Series A Preferred Stock involves risks. Before making an investment decision, you should carefully read and consider the information set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and periodic reports we have filed and may file with the SEC from time to time, as well as the other information contained or incorporated by reference in this prospectus or in any applicable prospectus supplement. See “Where You Can Find More Information” elsewhere in this prospectus. Our business and financial results may also be adversely affected by risks and uncertainties not presently known to us or that we currently believe to be immaterial. If any of those risks or uncertainties should occur or other risks arise or develop, our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our common stock, may be materially and adversely affected, causing you to lose all or part of the money you paid to buy our common stock or Series A Preferred Stock.
Risks Related to the Series A Preferred Stock
The Series A Preferred Stock will rank junior to all of our and our subsidiaries’ liabilities in the event of a bankruptcy, liquidation or winding-up.
In the event of bankruptcy, liquidation or winding-up, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our liabilities have been paid. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future liabilities of our subsidiaries. The rights of holders of the Series A Preferred Stock to participate in the assets of our subsidiaries upon any liquidation or reorganization of any subsidiary will rank junior to the prior claims of that subsidiary’s creditors. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our liabilities and our subsidiaries’ liabilities, to pay amounts due on the Series A Preferred Stock.
An active trading market for the Series A Preferred Stock does not exist and may not develop.
The Series A Preferred Stock has no established trading market and is not listed on any securities exchange. Since the Series A Preferred Stock has no stated maturity date, investors seeking liquidity will be limited to selling their shares in the secondary market. We cannot assure you that an active trading market in the Series A Preferred Stock will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Series A Preferred Stock could be adversely affected and holders’ ability to transfer shares of Series A Preferred Stock will be limited.
The market price of the Series A Preferred Stock will be directly affected by the market price of our common stock, which may be volatile.
To the extent that a secondary market for the Series A Preferred Stock develops, we believe that the market price of the Series A Preferred Stock will be significantly affected by the market price of our common stock. The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, including the risk factors described in the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and other factors which are beyond our control. See “Risks Related to the Common Stock — The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders and could expose us to securities class action litigation.”
In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to our business, financial condition or results of operations. Following periods of volatility in the market price of a company’s securities, securities class action litigation could be initiated. If such litigation were introduced against us, it could result in substantial costs and a diversion of our attention and resources, which could have a material adverse effect on our business.
We cannot predict how shares of our common stock will trade in the future, but fluctuations that may adversely affect the market prices of our common stock, may, in turn, adversely affect the price of Series A Preferred Stock. This may result in greater volatility in the market price of the Series A Preferred Stock than would be expected for nonconvertible preferred stock. In addition, we expect that the market price of the Series A Preferred Stock will be influenced by yield and interest rates in the capital markets and our perceived creditworthiness.
Future offerings of debt securities, which would rank senior to the common stock and Series A Preferred Stock, may adversely affect the market price of the common stock and Series A Preferred Stock.
If, in the future, we decide to issue debt securities, it is likely that such securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of the common stock and Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the common stock and Series A Preferred Stock.
In addition, each share of Series A Preferred Stock will initially be convertible at the option of the holder thereof into shares of our common stock. The conversion of some or all of the Series A Preferred Stock will dilute the ownership interest of our existing holders of common stock. Any sales in the public market of our common stock issuable upon such conversions could adversely affect prevailing market prices of the outstanding shares of our common stock and Series A Preferred Stock. In addition, the existence of our Series A Preferred Stock may encourage short selling or arbitrage trading activity by market participants because the conversion of our Series A Preferred Stock could depress the price of our equity securities. As noted above, a decline in the market price of the common stock may negatively impact the market price for the Series A Preferred Stock.
The Series A Preferred Stock is subject to conversion at our option in certain circumstances based on the trading price of our common stock.
If, at any time, the closing price of the common stock exceeds $31.0625 per share for at least 20 trading days in any period of 30 consecutive trading days, we will be entitled, but not required, to convert all or any portion of the Series A Preferred Stock, at a conversion price equal to the sum of the liquidation preference and accrued dividends with respect to each share of Series A Preferred Stock as of the mandatory conversion date divided by the conversion price of such share in effect as of the mandatory conversion date. Following any such conversion, a holder will no longer be entitled to the dividend or other rights associated with the Series Convertible A Preferred Stock.
The Series A Preferred Stock has not been rated.
The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization. This may affect the market price of the Series A Preferred Stock.
The Series A Preferred Stock may only be redeemed at the option of the holder in limited circumstances.
The shares of Series A Preferred Stock, unlike indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As a result, holders of the Series A Preferred Stock may be required to bear the financial risks of an investment in the Series A Preferred Stock for an extended period of time.
We have the right, but not the obligation, to redeem shares of Series A Preferred Stock in limited circumstances.
We are entitled, but not required, to redeem all or a portion of the shares of Series A Preferred Stock following the six-year year anniversary of the original issue date. See “Description of Capital Stock — Series A Preferred Stock — Redemption Features.” Therefore, holders should not expect that they have a right to perpetual payment of dividends and should be aware that a proposed redemption of the Series A Preferred Stock may make it difficult or impossible to sell shares of Series A Preferred Stock for a higher price, even if the market price for such shares had previously been higher.
You may not receive any future dividends on the Series A Preferred Stock.
We are not required to declare cash dividends on the Series A Preferred Stock. Future dividend decisions will be based on and affected by a variety of factors, including our financial condition and results of operations, contractual restrictions, including restrictive covenants contained in our debt agreements, capital requirements and other factors that our board of directors (the “Board”) deems relevant. Therefore, no assurance can be given as to whether any future dividends may be declared by our Board or the amount thereof.
Any debt agreements that we enter into in the future may limit our ability to pay cash dividends on our capital stock, including the Series A Preferred Stock, and our ability to make any cash payment upon conversion, redemption or repurchase of the Series A Preferred Stock.
Under applicable Delaware law, a Delaware corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its liabilities as the liabilities become due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus, unless the corporation’s charter provides otherwise, the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution.
The conversion rate of the Series A Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Series A Preferred Stock or the common stock issuable upon conversion of the Series A Preferred Stock.
The number of shares of our common stock that holders are entitled to receive upon conversion of a share of Series A Preferred Stock is subject to adjustment for certain events. See “Description of Capital Stock — Series A Preferred Stock — Conversion Features.” However, there can be no assurance that an event that adversely affects the value of the Series A Preferred Stock, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our common stock, it may also adversely affect the market price of the Series A Preferred Stock. In addition, other than in certain instances, we are not restricted from offering common stock in the future or engaging in other transactions that may dilute our common stock.
Holders may have to pay taxes if we adjust the conversion rate of the Series A Preferred Stock in certain circumstances, even though holders would not receive any cash.
Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate of the Series A Preferred Stock, holders may be deemed to have received a distribution from us, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion rate. If you are a Non-U.S. Holder (as defined in “United States Federal Income Tax Considerations”) of the Series A Preferred Stock, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor and read “United States Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Series A Preferred Stock.
Holders may have to pay taxes if we make distributions of additional Series A Preferred Stock on the Series A Preferred Stock, even if holders do not receive any cash.
We may make distributions on the Series A Preferred Stock in the form of additional shares of Series A Preferred Stock rather than in cash. Although it is not free from doubt, we expect such distributions generally to be tax-free, provided that we do not have outstanding indebtedness that is convertible into common shares, other equity linked securities, or any class of stock in which the holders of the Series A Preferred Stock do not participate in dividends, and cash payments are made or accrued on such instruments. The Internal Revenue Service (the “IRS”), however, may disagree with our tax analysis and take the position that distributions in the form of additional shares of Series A Preferred Stock will be subject to tax in the same manner as cash distributions. If such position is successful or certain unexpected circumstances occur, in years in which we have current or accumulated earnings and profits, holders will generally recognize dividend income in an amount equal to the fair market value of the additional shares of Series A Preferred Stock. In such a case, a holder’s tax liability may exceed the cash such holder receives from the Series A Preferred Stock. Thus, holders of the Series A Preferred Stock would be required to use funds from other sources to satisfy their tax liabilities arising from their ownership of the Series A Preferred Stock. In addition, if you are a Non-U.S. Holder of the Series A Preferred Stock, any such dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty. Please consult your tax advisor and read “U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of distributions on the Series A Preferred Stock.
Accrued dividends with respect to the Series A Preferred Stock may be treated as taxable dividends even though holders would not receive any cash.
Dividends on the Series A Preferred Stock may be accrued rather than paid at the Company’s sole discretion. While accrued dividends will be taken into account in any future liquidation, redemption or conversion event, accrued dividends will not formally be added to the liquidation preference or redemption amounts of the Series A Preferred Stock under the terms of such stock.
The tax treatment of dividends accrued on the Series A Preferred Stock is a matter of uncertainty and may depend, in part, on whether the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the applicable Treasury Regulations. The Company takes the position that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This position, however, is not free from doubt and there can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In the event the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, the unpaid accrued dividends may be treated as “redemption premium.” This redemption premium may be treated as a taxable deemed distribution under Sections 305(b) and 305(c) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), if the redemption premium is in excess of a statutory de minimis amount. Such taxable deemed distributions generally are required to be taken into account under timing principles similar to those governing the inclusion of accrued original issue discount under Section 1272(a) of the Code. Under such circumstances, holders may have taxable income for U.S. federal income tax purposes, even though they would not receive any cash or property in connection with the increase in accrued dividends.
Section 305(c) of the Code and the Treasury Regulations promulgated thereunder also contemplate other circumstances in which a taxable deemed distribution may be treated as having occurred. Section 305(c) of the Code and the applicable Treasury Regulations do not clearly address whether accrued dividends will be treated as redemption premium or otherwise might give rise to a deemed distribution under the Code. The Company takes the position that the accrual of dividends on the Series A Preferred Stock will not be includible in the holder’s taxable income as disguised redemption premium or otherwise until such dividends are authorized by our Board, or any duly authorized committee thereof, and declared by the Company and paid in cash. Further, the Company has agreed in the Investment Agreements that it will not treat such accruals as includible in the holder’s income until such dividends are declared and paid in cash. If the IRS were to take a contrary position and treat an increase in the amount of accrued dividends as a current distribution, then holders may have taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with the increase in accrued dividends.
Please consult your tax advisor and read “United States Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of the accrual of dividends on the Series A Preferred Stock.
We may not have sufficient earnings and profits in order for dividends on the Series A Preferred Stock to be treated as dividends for U.S. federal income tax purposes.
Cash dividends and other transactions treated as distributions under Sections 305(b) or 305(c) of the Code payable by us on the Series A Preferred Stock may exceed our current and accumulated earnings and profits, as calculated for U.S. federal income tax purposes. If that occurs, it will result in the amount of the dividends that exceed such earnings and profits being treated for U.S. federal income tax purposes first as a return of capital to the extent of the holder’s adjusted tax basis in the Series A Preferred Stock, and the excess, if any, over such adjusted tax basis as capital gain. Such treatment will generally be unfavorable for corporate holders and may also be unfavorable for other holders.

Risks Related to the Common Stock
The market price of our common stock could be negatively affected by sales of substantial amounts of our common stock in the public market.
Future sales by the selling stockholders of substantial amounts of our common stock in the public market, or the perception that these sales may occur, could cause the market price of our common stock to decline. These sales also could impede our ability to raise future capital. Under our Charter (as defined below), we are authorized to issue up to 400,000,000 shares of common stock, of which 108,045,559 shares of common stock were outstanding as of February 15, 2024. In addition, pursuant to a registration statement under the Securities Act, we have registered shares of common stock reserved for issuance in respect of stock options and other incentive awards granted to our officers and certain of our employees. If any of these holders cause a large number of securities to be sold in the public market, including common stock issuable upon conversion of the Series A Preferred Stock, the sales could reduce the trading price of our common stock. We cannot predict the size of future sales of shares of our common stock or the effect, if any, that future sales, or the perception that such sales may occur, would have on the market price of our common stock.
The market price and trading volume of our common stock may be volatile, which could result in rapid and substantial losses for our stockholders and could expose us to securities class action litigation.
You should consider an investment in our common stock to be risky, and you should invest in our common stock only if you can withstand a significant loss and wide fluctuations in the market value of your investment. Many factors could cause the market price of our common stock to rise and fall, including but not limited to the following:
•
announcements by us or our competitors of significant business developments, new offerings, acquisitions or strategic investments;

•
changes in earnings estimates or recommendations by securities analysts, if any, who cover our common stock;

•
results of operations that are below our announced guidance or below securities analysts’ or consensus estimates or expectations;

•
fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

•
changes in our capital structure, such as future issuances of securities, sales of large blocks of common stock by our stockholders or our incurrence of additional debt;

•
repurchases of our common stock pursuant to our share repurchase program;

•
investors’ general perception of us and our industry;

•
changes in general economic and market conditions;

•
changes in industry conditions (including changes in anticipated future market size and growth rate); and

•
changes in regulatory and other dynamics.

In addition, if the market for stocks in our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if successfully defended, could be costly to defend and a distraction to management. Likewise, following periods of volatility in the market price of a company’s securities, securities class action litigation could be initiated. If such litigation were introduced against us, it could result in substantial costs and a diversion of our attention and resources, which could have a material adverse effect on our business.

None of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering will be available to us.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders in this offering. The selling stockholders will receive all proceeds from the sale of such shares. Consequently, none of the proceeds from such sale by the selling stockholders will be available to us for our use. See “Use of Proceeds.”

USE OF PROCEEDS
We will not receive any proceeds from the sale of any shares of our common stock or our Series A Preferred Stock by the selling stockholders, but we have agreed to pay certain registration expenses, other than underwriting discounts and commissions and applicable transfer taxes, in connection with offerings by the selling stockholders.

SELLING STOCKHOLDERS
On June 10, 2020 (the “Original Issuance Date”), we issued 500,000 shares of Series A Preferred Stock to Ignition Acquisition Holdings LP (“Ignition Acquisition Holdings LP”), a Delaware limited partnership and affiliate fund of Apax Partners, L.P. (“Apax”), in a private offering pursuant to the Investment Agreement, dated as of May 26, 2020, by and between the Company and Ignition Parent LP (“Ignition Parent”), an affiliate of Ignition Acquisition Holdings LP (the “Apax Investment Agreement”). On June 10, 2020 and June 29, 2020, we issued an aggregate of 50,000 shares of Series A Preferred Stock to Periphas Kanga Holdings, LP (“Periphas” and, together with Ignition Acquisition Holdings LP, the “selling stockholders”), a Delaware limited partnership and affiliate of Periphas Capital GP, LLC (“Periphas Capital”), in private offerings pursuant to the Investment Agreement, dated as of May 26, 2020, by and between the Company and Periphas Capital (the “Periphas Investment Agreement” and, together with the Apax Investment Agreement, the “Investment Agreements”). As of February 15, 2024, 634,305 shares of Series A Preferred Stock were held by the selling stockholders, all of which were issued pursuant to the Certificate of Designations filed with the Secretary of State of the State of Delaware on June 9, 2020 (the “Certificate of Designations”).
We are registering the securities offered by this prospectus on behalf of the selling stockholders pursuant to the registration rights agreement, dated as of June 10, 2020, by and between the Company and Ignition Acquisition Holdings LP (the “Apax Registration Rights Agreement”) and the registration rights agreement, dated as of June 29, 2020, by and between the Company and Periphas (the “Periphas Registration Rights Agreement” and, together with the Apax Registration Rights Agreement, the “Registration Rights Agreements”).
The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of Series A Preferred Stock listed below that have been issued to them, and any or all of the shares of common stock issuable upon conversion of such shares of Series A Preferred Stock.
In the table below, the number of shares of common stock that may be offered pursuant to this prospectus is calculated based on an assumed conversion as of the date of this prospectus, at a liquidation preference per share of Series A Preferred Stock of $1,000, and a conversion price of $17.75 per share of Series A Preferred Stock. The number of shares of common stock into which the Series A Preferred Stock is convertible is subject to adjustment under certain circumstances. Accordingly, the number of shares of common stock issuable upon conversion of the Series A Preferred Stock and beneficially owned and offered by the selling stockholders pursuant to this prospectus may increase or decrease from that set forth in the below table. The table below is based on (1) 108,045,559 shares of common stock outstanding as of February 15, 2024; and (2) the assumed conversion as of the date of this prospectus of all shares of Series A Preferred Stock into 36,051,606 shares of common stock.
The information set forth below is based on information provided by or on behalf of the selling stockholders prior to the date hereof. Information concerning the selling stockholders may change from time to time. The selling stockholders may from time to time offer and sell any or all of the securities under this prospectus. Because the selling stockholders are not obligated to sell the offered securities, we cannot state with certainty the amount of our securities that the selling stockholders will hold upon consummation of any such sales. In addition, since the date on which the selling stockholders provided this information to us, such selling stockholders may have sold, transferred or otherwise disposed of all or a portion of the offered securities. We are registering the shares to permit the selling stockholders to resell the shares when they deem appropriate, subject to the restrictions on transfer set forth under “Plan of Distribution.”

	Series A Preferred Stock				Common Stock
Name of selling stockholder	Number of shares beneficially owned and offered hereby(1)	Percentage of shares beneficially owned	Number of shares owned after completion of the offering(2)	Percentage of shares beneficially owned after completion of the offering	Number of shares beneficially owned and offered hereby(1)	Percentage of shares beneficially owned	Number of shares owned after completion of the offering(2)	Percentage of shares beneficially owned after completion of the offering
Ignition Acquisition Holdings LP
Series A Preferred Stock(3)	576,645	90.91%	—	—	32,774,423	23.27%	—	—
Periphas Kanga Holdings, LP
Series A Preferred Stock(4)	57,660	9.09%	—	—	3,277,183	2.94%	—	—

(1)
Unless otherwise indicated, the selling stockholders may offer any or all of the Series A Preferred Stock they beneficially own and the common stock issuable upon conversion of the Series A Preferred Stock.

(2)
Assumes the sale of all shares of Series A Preferred Stock and common stock offered pursuant to this prospectus.

(3)
Represents shares of Series A Preferred Stock held by Ignition Acquisition Holdings LP and shares of common stock into which such shares of Series A Preferred Stock are convertible. Ignition Acquisition Holdings GP, LLC, as the general partner of Ignition Acquisition Holdings LP, Ignition Parent LP, as the sole member of Ignition Acquisition Holdings GP, LLC, Ignition GP LLC, as the general partner of Ignition Parent LP, Ignition Topco Ltd, as the sole member of Ignition GP LLC, Apax X GP Co. Limited, as investment manager of the relevant investment vehicles in the fund known as Apax X which is the sole shareholder of Ignition Topco Ltd, and Apax Guernsey (Holdco) PCC Limited Apax X Cell, as the sole parent of Apax X GP Co. Limited, may be deemed to be the beneficial owners having shared voting and investment power with respect to the securities described in this footnote. Apax X GP Co. Limited is controlled by its board of directors that is comprised of the following persons: Elizabeth Burne, Simon Cresswell, Andrew Guille, Martin Halusa, Paul Meader and Jeremy Latham. The principal business address of Ignition Acquisition Holdings LP, Ignition Acquisition Holdings GP, LLC, Ignition Parent LP and Ignition GP LLC is c/o Apax Partners US, LLC, 601 Lexington Avenue, New York, NY 10022. The principal business address of Apax X GP Co. Limited is Third Floor, Royal Bank Place, 1 Glategny Esplanade, St. Peter Port, Guernsey, GY1 2HJ.

(4)
Represents shares of Series A Preferred Stock held by Periphas Kanga Holdings, LP and shares of common stock into which such shares of Series A Preferred Stock are convertible. Periphas Kanga Holdings GP, LLC as the general partner of Periphas Kanga Holdings, LP, SKM LLC, as the managing member of Periphas Kanga Holdings GP, LLC and Sanjeev Mehra, as the managing member of SKM LLC, may be deemed to be the beneficial owners having shared voting and investment power with respect to the securities described in this footnote. Mr. Mehra disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The principal business address of each of the individuals and entities identified in this paragraph is 745 Fifth Avenue, 16th Floor, New York, NY 10151.

The selling stockholders have each entered into certain agreements with us that provide them with certain rights and privileges. See “Description of Capital Stock — Investment Agreements” and “Description of Capital Stock — Registration Rights Agreements.”
Information about other selling stockholders, if any, will be set forth in a prospectus supplement, in a post-effective amendment to the registration statement of which this prospectus forms a part, or in filings we make with the SEC under the Exchange Act, that are incorporated by reference herein.

DESCRIPTION OF CAPITAL STOCK
General
Our authorized capital stock consists of 400,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of February 15, 2024, we had 108,045,559 shares of common stock outstanding and 634,305 shares of Preferred Stock, consisting entirely of Series A Preferred Stock, outstanding.
The following is a description of the material terms of our capital stock, as well as certain provisions of our amended and restated certificate of incorporation (our “Charter”), our second amended and restated by-laws (“By-Laws”) and relevant sections of the Delaware General Corporation Law (the “DGCL”). The following summary of the terms of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, our Charter and By-Laws, which are filed as exhibits to the registration statement of which this prospectus forms a part.
Common Stock
We have one class of common stock. All holders of our common stock are entitled to the same rights and privileges, as described below:
Dividend Rights
Subject to the prior rights of holders of Preferred Stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board.
Voting Rights
Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the holders of our common stock, voting together as a single class, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Directors standing for election at an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, will be elected by a majority of the votes cast in an uncontested election.
Other Rights
Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All of our outstanding shares of common stock are fully paid and non-assessable.
Liquidation and Dissolution
Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of our Preferred Stock, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Preferred Stock
Under our Charter, we are authorized to issue up to 100,000,000 shares of Preferred Stock in one or more series. Our Board has the authority, without action by our stockholders, to issue Preferred Stock and to fix voting powers for each class or series of Preferred Stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of Preferred Stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our Preferred Stock on the rights of holders of our common stock until our Board determines the specific rights attached to that Preferred Stock. The effect of issuing Preferred Stock could include, among other things, one or more of the following:
•
restricting dividends in respect of our common stock;

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diluting the voting power of our common stock or providing that holders of Preferred Stock have the right to vote on matters as a class;

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impairing the liquidation rights of our common stock; or

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delaying or preventing a change of control of us.

Series A Preferred Stock
In June 2020, we filed the Certificate of Designations with the Secretary of State of the State of Delaware classifying the Series A Preferred Stock and establishing the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions of the shares of our Series A Preferred Stock. The following is a description of the material terms of our Series A Preferred Stock. The following summary of the terms of the Series A Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms of the Series A Preferred Stock and the Certificate of Designations (as defined herein), which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Dividend Rights and Liquidation Preferences.   The Series A Preferred Stock ranks senior to our common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of the affairs of the Company. In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of the Series A Preferred Stock shall be entitled, before any distribution may be made to holders of any junior classes of our stock, and subject to the rights of the holders of any senior stock or parity stock and the rights of the Company’s existing and future creditors, to receive a liquidating distribution in cash and in the amount per share of Series A Preferred Stock equal to the greater of (i) the sum of (A) the liquidation preference plus (B) the accrued dividends with respect to such share of Series A Preferred Stock as of the date of such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company and (ii) the amount such holders of the Series A Preferred Stock would have received had such holders of the Series A Preferred Stock, immediately prior to such liquidation, dissolution or winding up of the affairs of the Company, converted such shares of Series A Preferred Stock into common stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share.
Holders of the Series A Preferred Stock are entitled to a cumulative dividend at the rate of 7% per annum, accruing daily and payable quarterly in arrears. There will be no restriction on the repurchase or redemption of shares of the Series A Preferred Stock in the event of any arrearage in the payment of dividends. Dividends will be payable in kind through the issuance of additional shares of Series A Preferred Stock for the first eight dividend payments following the initial issuance of Series A Preferred Stock, and thereafter, in cash or in kind, or any combination thereof, at the option of the Company. In addition, holders of the Series A Preferred Stock shall participate, on an as-converted basis, in any dividends or distributions on our common stock.
Conversion Features.   The Series A Preferred Stock is convertible, in whole or in part, at any time, into shares of common stock at an initial conversion price of $17.75 per share of Series A Preferred Stock and an initial conversion rate of 56.3380 shares of common stock per share of Series A Preferred Stock, subject to certain anti-dilution adjustments set forth in the Certificate of Designations, including subdivisions, splits, and combinations of the common stock, certain issuances of securities at a conversion price lower than the conversion price of the Series A Preferred Stock then in effect, self-tender offers and exchange offers and certain other actions by us that modify our capital structure. As the three-year anniversary of the Original Issuance Date has occurred, if the closing price of the common stock exceeds 175% of the conversion price (initially a threshold of $31.0625 per share) for at least 20 trading days in any period of 30 consecutive trading days, all or any portion of the Series A Preferred Stock may be converted into the relevant number of shares of common stock. Pursuant to the terms of the Certificate of Designations, unless and until approval of the Company’s stockholders is obtained as contemplated by NYSE listing rule 312.03(d) (the “Stockholder Approval”), no Holder of Series A Preferred Stock will have the right to acquire shares of common stock if and solely to the extent that such conversion would result in such Holder beneficially owning a number of shares of common stock that could trigger a change of control under NYSE listing rules (such limitation, the “Ownership Limitation”). The Company has the right to settle any conversion over the

Ownership Limitation of a Holder of Series A Preferred Stock in cash if the Stockholder Approval is not obtained. As of February 15, 2024, the Series A Preferred Stock was convertible into 36,051,606 shares of common stock.
Redemption Features.   At any time after the six-year anniversary of the Original Issuance Date, the Company may redeem some or all of the Series A Preferred Stock for a per share amount in cash equal to (i) the sum of (x) 100% of the liquidation preference plus (y) all accrued and unpaid dividends, multiplied by (ii) (A) 105% if the redemption occurs at any time after the six-year anniversary of the Original Issuance Date and prior to the seven-year anniversary of the Original Issuance Date or (B) 100% if the redemption occurs at any time after the seven-year anniversary of the Original Issuance Date.
Voting Rights.   Following the receipt on June 22, 2020 of early termination of the applicable waiting period under the HSR Act, holders of the Series A Preferred Stock are entitled to vote with holders of common stock as a single class. Holders of the Series A Preferred Stock will be entitled to a separate class vote with respect to, among other things, any amendment to the Company’s organizational documents that have an adverse effect on the rights, preferences, privileges or voting power of the Series A Preferred Stock or any Holder thereof, authorization or issuance by the Company of securities that are senior, or equal in priority to, the Series A Preferred Stock, increase or decrease in the number of authorized shares of Series A Preferred Stock and issuance of shares of Series A Preferred Stock after the Original Issuance Date, each of such actions requiring consent of the holders of a majority of the shares of Series A Preferred Stock outstanding at such time. In addition, Ignition Parent and its permitted transferees under the Apax Investment Agreement who hold Series A Preferred Stock are entitled, by majority vote, to elect to the Board the Ignition Designee designated by Ignition Parent, as described below under “— Investment Agreements.”
Change of Control Put.   Upon certain change of control or delisting events involving the Company and subject to certain limitations set forth in the Certificate of Designations, each Holder of Series A Preferred Stock may elect to either (i) receive such number of shares of common stock into which such Holder is entitled to convert all or a portion of such Holder’s shares of Series A Preferred Stock at the then-current conversion price, (ii) receive, in respect of all or a portion of such Holder’s shares of Series A Preferred Stock, the greater of (x) the amount per share of Series A Preferred Stock that such Holder would have received had such Holder, immediately prior to such change of control, converted such share of Series A Preferred Stock into common stock and (y) a purchase price per share of Series A Preferred Stock, payable in cash, equal to the product of (A) 105% multiplied by (B) the sum of the liquidation preference and accrued dividends with respect to such share of Series A Preferred Stock, or (iii) unless the consideration in such change of control event is payable entirely in cash, retain all or a portion of such Holder’s shares of Series A Preferred Stock.
Preemptive Rights.   Except for the right to participate in any issuance of new equity securities by the Company as set forth in the Investment Agreements, the holders of the Series A Preferred Stock shall not have any preemptive rights. Pursuant to the Investment Agreements, after the Original Issuance Date and so long as the selling stockholder continues to beneficially own at all times shares of Series A Preferred Stock and/or shares of common stock that represent in the aggregate and on an as converted basis, at least 25% of the number of shares of common stock that were beneficially owned by such selling stockholder on an as converted basis, if the Company makes any public or non-public offering of any capital stock of, other equity or voting interests in, or equity-linked securities of, the Company or any securities that are convertible or exchangeable into (or exercisable for) capital stock of, other equity or voting interests in, or equity-linked securities of, the Company, the selling stockholder and each person to which the selling stockholder later transfers any shares of Series A Preferred Stock or common stock issued upon conversion of Series A Preferred Stock will have the opportunity to acquire from the Company the portion of such new securities equal to the total number of such new securities multiplied by the fraction equal to the number of Series A Preferred Stock and/or shares of common stock (in the aggregate and on an as converted basis) held by the selling stockholder or such person divided by the aggregate number of shares of common stock (on an as converted basis) outstanding as of such date, for the same price as that offered to the other purchasers of such new securities, subject to certain conditions described in the Investment Agreements.
Investment Agreements
For so long as Ignition Parent or its affiliates beneficially own at least 25% of the shares of Series A Preferred Stock purchased pursuant to the Apax Investment Agreement on an as-converted basis, Ignition

Parent will have the right to designate one director nominee for election to the Board. At the June 2, 2023 annual meeting of the Company’s stockholders, Roy Mackenzie, a director nominee designated by Apax, was re-elected to the Board for a term expiring at the 2024 annual meeting of the Company’s stockholders and until his successor is duly elected and qualified. In addition, for so long as Ignition Parent or its affiliates beneficially own at least 50% of the shares of Series A Preferred Stock purchased pursuant to the Ignition Parent Investment Agreement on an as-converted basis, Ignition Parent will have the right to appoint one non-voting Board observer to the Board.
Pursuant to the Periphas Investment Agreement, for so long as Periphas or its affiliates beneficially own at least 50% of the shares of Series A Preferred Stock purchased pursuant to the Periphas Investment Agreement on an as-converted basis, Periphas will have the right to appoint one non-voting Board observer.
Additionally, the selling stockholders will be subject to certain standstill restrictions, including that the selling stockholders will be restricted from acquiring additional equity securities of the Company, until the later of the three year anniversary of the Original Issuance Date and, in the case of Ignition Parent, the fall-away of Board nomination rights, and, in the case of Periphas, the fall-away of Board observer rights.
The foregoing descriptions of the Investment Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Investment Agreements, which are filed herewith as Exhibits 4.2 and 4.3, respectively, and are incorporated herein by reference.
Registration Rights Agreements
On June 10, 2020 and June 29, 2020, the Company entered into the Registration Rights Agreements with Ignition Acquisition Holdings LP and Periphas, respectively, pursuant to which the Company agreed to provide to the selling stockholders and each other Holder party thereto from time to time, following a one-year lockup period (the “lock-up period”), certain customary registration rights with respect to each Holder’s shares of the Series A Preferred Stock and the common stock, issued in connection with any future conversion of the Series A Preferred Stock (together, the “Registrable Securities”) until such Holder’s Registrable Securities have been sold (subject to certain exceptions), or in the case of any shares of common stock held by such Holder, all shares of common stock held by such Holder, on an as converted basis, constitute less than 1% of the Company’s total outstanding shares of common stock and may be sold in a single day pursuant to Rule 144 under the Securities Act.
This prospectus and the shelf registration statement to which this prospectus forms a part is being filed pursuant to the Company’s obligations under the Registration Rights Agreements. The holders of the Series A Preferred Stock also have the right to request up to three underwritten offerings, or shelf take-downs, equal to at least $50 million per request, pursuant to this prospectus during any 365-day period (subject to certain cut-back priorities and certain other exceptions) and the holders of the Series A Preferred Stock have the right to request unlimited non-underwritten shelf take-downs. Additionally, the Registration Rights Agreement grants each Holder customary demand registration rights for a minimum number of Registrable Securities equal to at least $50 million per demand which includes underwritten offerings (subject to certain cut-back priorities and certain other restrictions), subject to a cool-off period of at least sixty days after effectiveness of the previous demand registration. Holders of the Series A Preferred Stock are entitled to deliver a maximum of two notices involving substantial marketing efforts in any 365-day period, and a maximum of four notices involving substantial marketing efforts in the aggregate.
The Registration Rights Agreements also grant each Holder customary “piggyback” registration rights. If, following the lock-up period, the Company proposes to register any shares of common stock, whether or not for its own account, each Holder will be entitled, subject to certain exceptions, to include its Registrable Securities in the registration, subject to certain cut-back priorities. The Registration Rights Agreements permit the Company to postpone the filing or use of a registration statement for a certain period (such period, a “Postponement Period”) if the filing or continued use of the registration statement would, in the good faith judgment of the Board (i) require the Company to disclose material non-public information that, in the Company’s good faith judgment, the Company has a bona fide business purpose for not disclosing publicly or (ii) materially interfere with any material proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company or any of its subsidiaries then under consideration. There will not be more than one Postponement Period in any 180-day period and no single Postponement Period will exceed 60 days.
The foregoing descriptions of the Registration Rights Agreements do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Registration Rights Agreements, which are filed herewith as Exhibits 4.4 and 4.5, respectively, and are incorporated herein by reference.
Anti-Takeover Effects of Certain Provisions of Delaware Law, Our Charter and Our By-Laws
Provisions of the DGCL and our Charter and By-Laws could make it more difficult to acquire the Company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board may consider inadequate and to encourage persons seeking to acquire control of the Company to first negotiate with our Board. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Charter and By-Laws and the DGCL.
We elected in our Charter not to be subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination,” such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203.
Certain other provisions of our Charter and By-Laws may be considered to have an anti-takeover effect and may delay or prevent a tender offer or other corporate transaction that a stockholder might consider to be in its best interest, including those transactions that might result in payment of a premium over the market price for our shares. These provisions are designed to discourage certain types of transactions that may involve an actual or threatened change of control of us without prior approval of our Board. These provisions are meant to encourage persons interested in acquiring control of us to first consult with our Board to negotiate terms of a potential business combination or offer. We believe that these provisions protect against an unsolicited proposal for a takeover of us that might affect the long term value of our stock or that may be otherwise unfair to our stockholders. These provisions may also prevent or discourage attempts to remove and replace incumbent directors. These provisions include:
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rules regarding how our stockholders may present proposals or nominate directors for election at stockholder meetings;

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permitting our Board to issue preferred stock without stockholder approval;

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granting to the Board, and not to the stockholders, the sole power to set the number of directors;

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authorizing vacancies on our Board to be filled only by a vote of the majority of the directors then in office and specifically denying our stockholders the right to fill vacancies in the Board;

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authorizing the removal of directors, with or without cause, only upon the affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote for the election of directors;

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prohibiting stockholders from calling special meetings of stockholders; and

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prohibiting stockholder action by written consent.

Limitations on Liability and Indemnification of Directors and Officers
Our Charter and By-Laws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:
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any breach of the director’s duty of loyalty to us or our stockholders;

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intentional misconduct or a knowing violation of law;

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liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

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any transaction from which the director derives an improper personal benefit.

Our Charter provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
Transfer Agent
The registrar and transfer agent for our common stock is Equiniti Trust Company, LLC (formerly, American Stock Transfer & Trust Company, LLC).
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “KAR.”

PLAN OF DISTRIBUTION
The selling stockholders may, from time to time, offer the shares of our common stock or our Series A Preferred Stock registered by this prospectus in one or more transactions (which may involve underwritten offerings on a firm commitment or best efforts basis, cross sales or block transactions) on the NYSE or otherwise, in secondary distributions pursuant to and in accordance with the rules of the NYSE, through one or more electronic trading platforms or services, in the over-the-counter market, in negotiated transactions, directly to one or more purchasers, including affiliates, through the writing of options on the shares (whether such options are listed on an options exchange or otherwise), short sales or a combination of such methods of sale or any other method permitted by applicable law, at fixed prices, at market prices or varying prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including pursuant to one or more “10b5-1” trading plans or similar plans. The selling stockholders may also engage in short sales against the box, puts and calls, writing options, hedging transactions and other transactions in our securities or derivatives of our securities and may sell or deliver the shares of our common stock and our Series A Preferred Stock registered pursuant to this prospectus in connection with these trades as permitted by applicable law, including, without limitation, delivering such shares to a lender in satisfaction of all or part of stock borrowed from such lender in connection with a short sale. In certain circumstances, the selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock and our Series A Preferred Stock registered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares from time to time under this prospectus. In addition, any shares of common stock or Series A Preferred Stock that qualify for sale under Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.
The selling stockholders may effect such transactions by selling the shares of our common stock and our Series A Preferred Stock registered by this prospectus to or through broker-dealers or through other agents, including electronic trading platforms or similar services, and such broker-dealers or agents may receive compensation in the form of commissions, discounts or fees from the selling stockholders and/or the purchasers of shares for whom they may act as agent. Sales effected with a broker-dealer may involve ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers or transactions in which the broker-dealer is principal and resells for its account. The selling stockholders and any agents or broker-dealers that participate in the distribution of the shares of common stock or Series A Preferred Stock registered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts received by them and any profit on the sale of registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.
In the event of a “distribution” of the shares of our common stock or our Series A Preferred Stock registered by this prospectus, the selling stockholders, any selling broker-dealer or agent and any “affiliated purchasers” may be subject to Regulation M under the Exchange Act, which would prohibit, with certain exceptions, each such person from bidding for or purchasing any security which is the subject of such distribution until his participation in that distribution is completed. In addition, Regulation M under the Exchange Act prohibits certain “stabilizing bids” or “stabilizing purchases” for the purpose of pegging, fixing or stabilizing the price of shares of common stock and Series A Preferred Stock.
At a time a particular offering of shares of our common stock or our Series A Preferred Stock is made, a prospectus supplement, if required, may be distributed that will set forth the name or names of any dealers or agents and any commissions and other terms constituting compensation from the selling stockholders and any other required information.
In order to comply with the securities laws of some states, if applicable, the common stock or Series A Preferred Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock or Series A Preferred Stock may not be sold unless it has been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.
Pursuant to the Registration Rights Agreements, we have agreed to indemnify the selling stockholders in certain circumstances against certain liabilities under the Securities Act, and the selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling stockholders may indemnify any underwriter that participates in transactions involving the sale of shares of common stock or Series A Preferred Stock against certain liabilities, including liabilities arising under the Securities Act.
The Series A Preferred Stock is not listed on an exchange and we do not intend to list the Series A Preferred Stock on any exchange. Our common stock is listed on the NYSE under the symbol “KAR.” On February 15, 2024, the closing price of our common stock as reported on the NYSE was $14.52 per share.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the U.S. federal income tax considerations with respect to the ownership, disposition and conversion of the Series A Preferred Stock and the ownership and disposition of any common stock received upon conversion of our Series A Preferred Stock. This discussion is based on the Code, Treasury Regulations and judicial decisions and administrative interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is limited to investors that hold the Series A Preferred Stock (and the common stock) as capital assets (generally, assets held for investment) for U.S. federal income tax purposes. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to investors in light of their particular circumstances, or to investors subject to special treatment under U.S. federal income tax law, such as financial institutions, insurance companies, tax-exempt organizations, entities that are treated as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, expatriates, persons deemed to sell the Series A Preferred Stock under the constructive sale provisions of the Code, persons that hold the Series A Preferred Stock as part of a straddle, hedge, conversion transaction or other integrated investment, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar and persons who are required to recognize income for U.S. federal income tax purposes no later than when such income is taken into account in applicable financial statements. Furthermore, this discussion does not address considerations relating to the alternative minimum tax, the Medicare tax, any U.S. federal estate or gift tax consequences or any state, local or foreign tax consequences. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
This discussion is not intended to be tax advice. Potential investors should consult their tax advisors as to the particular U.S. federal income tax consequences to them of owning and disposing of the Series A Preferred Stock (and the common stock), as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Series A Preferred Stock (or common stock) other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes that is, for U.S. federal income tax purposes:
(1)   an individual who is a citizen or resident of the United States,
(2)   a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized under the laws of the United States, any of the states or the District of Columbia,
(3)   an estate the income of which is subject to U.S. federal income taxation regardless of its source, or
(4)   a trust (A) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.
For purposes of this summary, the term “Non-U.S. Holder” means a beneficial owner of Series A Preferred Stock (or common stock), other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, who is not a U.S. Holder.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns the Series A Preferred Stock (or common stock), the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that owns the Series A Preferred Stock (or common stock) should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
U.S. Holders
Distributions on the Common Stock or the Series A Preferred Stock
In general, distributions with respect to the common stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “U.S. Holders — Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock”), will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.
To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s common stock or Series A Preferred Stock, as applicable. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “U.S. Holders — Dispositions.”
Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.
A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its stock basis in the shares in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.
U.S. Holders should consult their tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.
Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock
If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a U.S. Holder that receives such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) we have outstanding indebtedness that is convertible into common shares, other equity linked securities, or any class of stock in which the holders of the Series A Preferred Stock do not participate in dividends, and cash payments are made or accrued on such instruments (any such circumstance, the “Other-Equity Situation”). The Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent and, unless otherwise noted, this summary assumes that such treatment applies. This view, however, is not free from doubt. There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In general, a U.S. Holder is bound by our determination, unless the U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.
Assuming that we do not have any Other Equity Situation, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock is, while not free from doubt, expected to be tax-free to the U.S. Holder receiving such distribution. A U.S. Holder’s existing tax basis in the Series A Preferred Stock in such case will be allocated between the Series A Preferred Stock and the additional Series A Preferred Stock based on their relative fair market values on the date of the distribution. Such U.S. Holder’s holding period for such additional Series A Preferred Stock will generally include the period during which the Series A Preferred Stock was held prior to the distribution. If the IRS were to disagree with our tax analysis, however, the fair market value of the additional Series A Preferred Stock would be treated as a taxable distribution to the U.S. Holder receiving such distribution, as described below.

If any Other Equity Situation occurs, the tax treatment of a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock is not entirely clear. Such a distribution may be a taxable distribution to the U.S. Holder receiving such distribution, as described above in “U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.” Alternatively, such a distribution may be a tax-free distribution, as described in the previous paragraph. U.S. Holders should consult their tax advisors regarding the U.S. federal income tax consequences of such a distribution if an Other Equity Situation occurs.
If the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, whether or not an Other Equity Situation exists, the fair market value of the additional Series A Preferred Stock will be treated as a taxable distribution to the U.S. Holder receiving such distribution, as described above in “U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.” A U.S. Holder’s tax basis in such additional Series A Preferred Stock will equal the fair market value of the additional Series A Preferred Stock on the distribution date, and such U.S. Holder’s holding period for such additional Series A Preferred Stock will begin on the day following the distribution date.
Adjustment of Conversion Rate
The conversion rate of the Series A Preferred Stock is subject to adjustment under certain circumstances. A U.S. Holder of Series A Preferred Stock will be treated as having received a constructive distribution includible in such holder’s U.S. income in the manner described under “U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock” above, if and to the extent that certain adjustments (or failures to make adjustments) in the conversion rate increase the U.S. Holder’s proportionate interest in our earnings and profits. Thus, under certain circumstances in the event of a deemed distribution, a U.S. Holder may recognize taxable income without receiving any cash or property.
Conversion of Series A Preferred Stock into Common Stock
A U.S. Holder will generally not recognize gain or loss upon the conversion of the Series A Preferred Stock into shares of common stock and cash in lieu of fractional shares, except that a U.S. Holder’s receipt of cash in lieu of a fractional share of common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of common stock and the U.S. Holder’s tax basis in the fractional share of common stock).
A U.S. Holder’s basis in shares of common stock received upon conversion of the Series A Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the basis of the converted shares of Series A Preferred Stock and the holding period of such shares of common stock will include the holding period of the converted shares of Series A Preferred Stock.
Dispositions
Except as described above under “— Conversion of Series A Preferred Stock into Common Stock,” a U.S. Holder will generally recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of the common stock or the Series A Preferred Stock equal to the difference between the amount of cash and the fair market value of any property received upon the disposition and the U.S. Holder’s adjusted tax basis in the common stock or the Series A Preferred Stock. This gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the common stock or the Series A Preferred Stock for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. Long-term capital gains of non-corporate U.S. Holders are currently subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Distributions on the Common Stock or the Series A Preferred Stock
In general, distributions with respect to the common stock or the Series A Preferred Stock, as applicable (other than distributions on the Series A Preferred Stock in the form of additional Series A Preferred Stock, described below in “Non-U.S. Holders — Distributions of Additional Series A Preferred Stock on the

Series A Preferred Stock”), will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a Non-U.S. Holder as ordinary income on the day actually or constructively received by such holder. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a Non-U.S. Holder’s common stock or Series A Preferred Stock, as applicable. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “Non-U.S. Holders — Dispositions.”
If you are a Non-U.S. Holder of the common stock or the Series A Preferred Stock, taxable dividends paid to you will generally be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the Non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-U.S. Holder of the common stock or the Series A Preferred Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.
A Non-U.S. Holder of common stock or Series A Preferred Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.
Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock
If we make a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, the tax treatment to a Non-U.S. Holder receiving such distribution will depend on whether (a) the Series A Preferred Stock is treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations and (b) any Other Equity Situation occurs. As discussed above in “U.S. Holders — Distributions of Additional Series A Preferred Stock on the Series A Preferred Stock,” the Company believes that the Series A Preferred Stock will be treated as participating in corporate growth to a significant extent. This view, however, is not free from doubt. There can be no assurance that the IRS will not take the position that the Series A Preferred Stock should not be treated as participating in corporate growth to any significant extent as determined under the Treasury Regulations. In general, a Non-U.S. Holder is bound by our determination, unless the Non-U.S. Holder explicitly discloses that it is taking a contrary position in a statement attached to its timely filed tax return for the taxable year in which it acquires the stock.
Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, a distribution on the Series A Preferred Stock in the form of additional Series A Preferred Stock, while not free from doubt, is expected to be tax-free to a Non-U.S. Holder receiving such distribution unless any Other Equity Situation occurs. However, if the Series A Preferred Stock is treated as not participating in corporate growth to any significant extent, whether or not an Other Equity Situation occurs, or if the IRS were to disagree with our analysis regarding an Other Equity Situation, the fair market value of the additional Series A Preferred Stock will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “Non-U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.” Assuming that the Series A Preferred Stock is treated as participating in corporate growth to a significant extent, if any Other Equity Situation occurs, it is unclear whether the distribution will be tax-free to a Non-U.S. Holder or will be treated as a taxable distribution to the Non-U.S. Holder, as described above in “Non-U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.” Any withholding obligation imposed on a taxable distribution of Series A Preferred Stock will reduce the amount of Series A Preferred Stock distributed to such holder by 30% unless the applicable withholding rate is reduced or eliminated by treaty.
Adjustment of Conversion Rate
As described above under “— U.S. Holders — Adjustment of Conversion Rate,” adjustments to the conversion rate (or failure to make adjustments) that have the effect of increasing a Non-U.S. Holder’s proportionate interest in our assets or earnings may, in some circumstances, result in a deemed distribution to the Non-U.S. Holder that will be subject to tax as described above under “— Non-U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.” Any constructive dividend deemed paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by treaty. However, any constructive dividends that are effectively connected with the conduct of a trade or business by a Non-U.S. Holder within the United States will be subject to tax as described above under “— Non-U.S. Holders — Distributions on the Common Stock or the Series A Preferred Stock.”
Conversion of Series A Preferred Stock into Common Stock
A Non-U.S. Holder will generally not recognize gain or loss in respect of the receipt of common stock upon the conversion of the Series A Preferred Stock.
Dispositions
Except as described above under “— Conversion of Series A Preferred Stock into Common Stock,” any gain realized on the disposition of the common stock or Series A Preferred Stock (other than a conversion of Series A Preferred Stock into common stock) will generally not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” as described under Section 897 of the Code for U.S. federal income tax purposes during the shorter of the five-year period preceding the date of the disposition or the non-United States holder’s holding period.

An individual Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a Non-U.S. Holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.
We do not believe that we are, have been, or will be a United States real property holding corporation for United States federal income tax purposes.
FATCA
Legislation commonly referred to as “FATCA,” and Treasury Regulations and administrative guidance promulgated thereunder require withholding at a rate of 30% on certain payments made to certain foreign financial institutions (including investment funds), unless such institution (i) agrees to report to the IRS, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interest or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the United States and an applicable foreign country. Accordingly, the entity through which our convertible preferred stock or common stock is held will affect the determination of whether such withholding is required. Similarly, a U.S. federal withholding tax of 30% will also generally be imposed on certain payments made to a non-financial non-U.S. entity that does not qualify under certain exceptions unless such entity either (i) certifies to us (or an applicable withholding agent) that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we (or an applicable withholding agent) will in turn provide to the IRS. You should consult your tax advisor regarding the possible implications of FATCA on your ownership of the common stock or the Series A Preferred Stock.

LEGAL MATTERS
Certain legal matters relating to the validity of the shares of common stock and Series A Preferred Stock offered hereby will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for any dealers, agents or underwriters by counsel for such dealers, agents or underwriters identified in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements of OPENLANE, Inc. and subsidiaries as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, Independent Registered Public Accounting Firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. Any information that we incorporate by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents:
(a)   our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
(b)   our Current Report on Form 8-K filed with the SEC on January 22, 2024;
(c)   the description of common stock contained in our registration statement on Form 8-A filed with the SEC on December 2, 2009, as amended by the description of common stock included in Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2019; and
(d)   all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) before the termination of the offering of securities under this prospectus.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:
OPENLANE, Inc.
11299 N. Illinois Street
Carmel, Indiana 46032
(800) 923-3725
Our reports and documents incorporated by reference herein may also be found in the “Investors” section of our website at corporate.openlane.com. The information on our website is not part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our SEC filings, including the registration statement and the exhibits and schedules thereto, are available to the public on the SEC’s website at http://www.sec.gov. You can also access our SEC filings through our website at corporate.openlane.com. Except as expressly set forth below, we are not incorporating by reference the contents of the SEC website or our website into this prospectus.
The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus.
Information that we file later with the SEC will automatically update and supersede this information. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded. See “Incorporation by Reference.”
Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.
In addition, we will make the information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained on our website is not a part of this prospectus.

8,000,000 Shares
OPENLANE, INC.
Common Stock
PROSPECTUS SUPPLEMENT
BofA Securities
August 11, 2026